Freeport-McMoRan Announces
Suspension of First-Quarter Cash Dividend on Common Stock and
Prudent Steps to Reduce Costs and Capital Spending Plans

PHOENIX, AZ, March 23, 2020 -- Freeport-McMoRan Inc. (NYSE: FCX) announced today that in response to the COVID-19 pandemic and resulting global economic uncertainties, its Board of Directors will suspend the quarterly cash dividend of $0.05 per share previously planned for May 1, 2020. The declaration and payment of future dividends is at the discretion of the Board and will depend on FCX’s financial results, cash requirements, global economic conditions and other factors deemed relevant by the Board.
FCX also announced it has undertaken an aggressive review of operating plans at each of its global copper and molybdenum operations to target reductions in all elements of costs and capital spending to achieve maximum cash flow under current market conditions. Revised operating plans may result in temporary reductions in copper and molybdenum production at operations in the Americas that are challenged by low commodity prices. FCX expects to complete this review promptly and will report its revised operating and financial plans with its first-quarter results in April 2020.
Richard C. Adkerson, FCX’s President and Chief Executive Officer, said: “The prudent steps we are taking to address costs and capital spending and preserve a strong liquidity position are necessary to maintain flexibility as we respond to current global economic uncertainties and the resulting sharp decline in copper prices in recent weeks. We are continuing to focus on the health and safety of our employees, supporting communities in our operating areas and serving customers who have indicated ongoing requirements for copper at this critical time. We are also building on momentum to establish large scale, low-cost production from our underground ore bodies at Grasberg which will position us to generate substantial cash flows beyond 2020. I want to recognize the dedication and resiliency of our entire workforce and global organization who are critical to our success. Our high-quality portfolio of long-lived assets and proven track record for navigating volatile market conditions provide confidence in our ability to maintain strength during uncertain economic times and substantial upside as market conditions improve. We remain focused on execution and opportunities to provide shareholder returns when global economic conditions improve.”
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world's largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. Additional information about FCX is available on FCX's website at "fcx.com."

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Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to production activities and operating plans, reductions in costs and capital spending and future dividend payments. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration and payment of future dividends is at the discretion of the Board and will depend on FCX’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the duration and scope of and uncertainties associated with the COVID-19 pandemic and the impact thereof on commodity prices, our business and the global economy, which are evolving and beyond our control, and factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission (SEC).
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
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